UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2014

MOELIS & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36418	46-4500216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 5th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 883-3800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                                           Entry into a Material Definitive Agreement.

Effective September 23, 2014, (i) Moelis & Company Group LP (“Group LP”), along with (ii) Kenneth Moelis and (iii) Moelis Asset Management LP (“Asset Management”) ((i)-(iii), each a “Lessee”), entered into an Aircraft Dry Lease (the “Lease”) with Moelis & Company Manager LLC (“Manager”) for the lease of an aircraft owned by Manager.   Mr. Moelis is the Chairman and Chief Executive Officer of Moelis & Company (the “Company”), which controls Group LP.  Mr. Moelis owns Manager and controls Asset Management.

The Company estimates that, based on Group LP’s expected business usage, Group LP’s cost of using the aircraft will not exceed the cost to Group LP under its prior aircraft arrangement.

The Lessees will pay Manager monthly rent for the aircraft based on their respective usage. The Company estimates that Group LP’s portion of the rent will be approximately $110,000 per month.  The Lessees will generally assume all costs related to the maintenance and operation of the aircraft during the term of the Lease.   The Lessees will bear the risk of loss, theft, confiscation, damage to or destruction to the aircraft.  The Lessees will also indemnify Manager and its successors and assigns against any losses in connection with the aircraft, subject to certain limitations.  The Lease will terminate on December 31, 2019, but may be extended by one or more of the Lessees at their option.

Group LP also entered into a Cost Sharing and Operating Agreement, dated September 23, 2014, with the other Lessees, which provides that each Lessee will have exclusive use of the aircraft during the times scheduled by such Lessee.  The Lease payments and fixed operating costs (including, without limitation, insurance premiums, storage and scheduled maintenance) related to the aircraft will be allocated among the Lessees based upon their respective use of the aircraft.  Each Lessee will be responsible for the direct operating costs (including, without limitation, fuel and service charges) for its use of the aircraft and will indemnify the other Lessees for any losses arising from such use.

The terms of the Lease and the Cost Sharing and Operating Agreement were approved by the Audit Committee of the Company’s Board of Directors.

The Aircraft Lease and Aircraft Time Sharing Agreement attached as Exhibits 10.8 and 10.9, respectively, to the Company’s Form 8-K filed on April 22, 2014 have been terminated.

This Form 8-K includes forward-looking statements which reflect the Company’s current views with respect to matters including, without limitation, the costs and operations of the Company and Group LP. These forward-looking statements may be identified by the use of words including, without limitation, “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “approximately,” “intends,” “plans,” and “estimates”. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors are discussed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOELIS & COMPANY

By:	/s/ Osamu Watanabe
Name: Osamu Watanabe
Title: General Counsel and Secretary

Date: September 26, 2014